                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        PROFESSIONAL BANCORP, INC.
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                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
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     5) Total fee paid:
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/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
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     2) Form, Schedule or Registration Statement No.:
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     3) Filing Party:
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     4) Date Filed:
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

                                                        606 Broadway
PROFESSIONAL                                       Santa Monica, CA 90401
 BANCORP, INC.                                          310 458-1521

- --------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT
                                PLEASE ACT TODAY

                                                                   June 12, 1996

DEAR FELLOW SHAREHOLDER:

    As you know by now, a dissident group of shareholders primarily from Cincinnati -- the self-styled Professional Bancorp Shareholders Protective Committee -- is attempting to seize control of your Company through a last minute proxy contest. As part of their strategy, the dissidents filed a complaint against your Directors seeking, among other things, to block the June 19 Annual Meeting. WE ARE PLEASED TO REPORT THAT FOLLOWING ITS REVIEW OF THE FACTS, THE COURT DENIED THE INJUNCTIVE RELIEF SOUGHT BY THE DISSIDENTS AND OUR MEETING WILL NOW BE HELD AS SCHEDULED. YOU MAY BE ASSURED THAT WE WILL CONTINUE TO OPPOSE THE DISSIDENTS IN THEIR EFFORTS TO TAKE CONTROL OF YOUR COMPANY.

    Notwithstanding their latest loss, the dissidents are continuing to seek your support based on a number of unproven allegations regarding Dr. Joel W. Kovner and the other members of your Board of Directors. In our June 7, 1996 letter to you, we addressed and refuted these allegations and we continue to urge you not to be misled by their tactics.

    The dissident shareholders want you to believe that their nominees -- who have little or no equity interest in your Company -- are better qualified to represent your interests than your Board of Directors. THE FACTS STRONGLY SUGGEST OTHERWISE. SUPPORT YOUR BOARD -- A BOARD DEDICATED TO ACTING IN THE BEST INTERESTS OF ALL SHAREHOLDERS -- BY SIGNING, DATING AND MAILING YOUR WHITE PROXY CARD TODAY.

                  TAKE A CLOSER LOOK AT THE DISSIDENTS' SLATE

    At the eleventh hour, the dissident shareholders have hastily assembled a slate of director nominees with virtually no experience in commercial banking and little or no equity interest in your Company. The dissidents' slate includes their hand-picked nominee for Chief Executive Officer, John S. Buchanan, who the dissidents propose to replace Dr. Kovner. One must seriously question Mr. Buchanan's qualifications as one who held a senior management position in what became a severely troubled savings and loan association. TAKE A CLOSER LOOK:

    -It appears from filings with governmental agencies and press releases that in 1989 Mr. Buchanan was appointed Executive Vice President of Pacific First Bank, a federal savings and loan, and served as managing officer of Pacific

     First's California offices. In August 1991, approximately two years after Mr. Buchanan joined Pacific First, Pacific First's primary regulator, the Office of Thrift Supervision, severly criticized management of this savings and loan association for its financial practices. THE REGULATOR'S REPORT LABELED OVERSIGHT BY THE ASSOCIATION'S MANAGEMENT AS "POOR" AND "UNSAFE AND UNSOUND."

     The report specifically criticized the association's heavy concentration of poorly underwritten construction and land development loans in California, where it appears Mr. Buchanan was in charge. In 1993 Pacific First was sold, resulting in a loss of $70 million to its parent company.

     You should also know that prior to his employment by Pacific First, Mr. Buchanan was an executive officer of Imperial Savings and Loan, another savings and loan association which suffered severe asset problems and subsequently failed. BASED UPON HIS EXPERIENCE, ASK YOURSELF IF YOU WANT MR. BUCHANAN TO ACT AS YOUR COMPANY'S CHIEF EXECUTIVE OFFICER. AT BEST, WE BELIEVE IT IS A QUESTIONABLE CHOICE.

    -5 of the 7 dissidents' nominees for director do not own even one single share of stock in your Company. This undistinguished group includes their candidate for Chief Executive Officer, Mr. Buchanan. Compare the dissident nominees' paltry stock ownership with those of your current directors and ask yourself if their interests are aligned with those of all of the stockholders.

    -Not one of the dissidents' 7 nominees have been qualified with the Federal Reserve Board as required.

    -6  of the 7  dissident nominees have  no commercial banking experience.
     Are you prepared to give them on the job training with your investment still in the Company?

    -Ray Oyakawa is the only dissident nominee with first hand knowledge of the Company. A former Professional Bancorp director, Oyakawa was asked by your Board to resign three months ago because of acts deemed improper, including making anti-Semitic slurs, threatening physical violence to another Director during a Board Meeting and improperly hiring away a senior Bank employee.

    We strongly question the dissident nominees' qualifications and we find it difficult to believe these nominees would act in the best interests of all Professional Bancorp Shareholders. Their election could only serve to disrupt the management of your Company and divert us from the primarily mission of building the value of your investment. ACCORDINGLY, WE URGE YOU TO CONSIDER THE FOREGOING FACTS AND TO REJECT THE DISSIDENTS' APPEAL. SUPPORT YOUR BOARD BY SIGNING, DATING AND PROMPTLY MAILING YOUR WHITE PROXY CARD.

             YOUR BOARD OF DIRECTORS -- A PROVEN RECORD OF SUCCESS

    While seeking your vote, the dissident shareholders conveniently failed to report that your Company's Board and management have a proven record of success and have developed an aggressive strategic plan to further increase shareholder value in the future. WE URGE YOU TO GIVE CAREFUL CONSIDERATION TO YOUR BOARD'S RECORD OF SUCCESS.

    YOUR BOARD'S PAST RECORD OF SUCCESS... While most of its competitors suffered large losses from real estate lending during the early 1990's, your Company avoided these pitfalls and remained profitable by holding firm to, and effectively executing, its well-conceived healthcare-oriented business plan.

    YOUR BOARD'S PRESENT RECORD OF SUCCESS... In recent statements, the dissident shareholders harp on conveniently chosen statistics in an effort to discredit your Company's performance. DON'T BE MISLED BY THIS TACTIC. OF PRIMARY INTEREST TO ALL SHAREHOLDERS ARE TWO KEY MEASURES OF PERFORMANCE; RETURN ON AVERAGE EQUITY AND SHARE PRICE:

    -Your Company's return on average equity exceeded the median return on average equity for all banks in the West and all U.S. banks with assets of under $500 million in 1995 as well as in four of the last five years, according to SNL Securities, L.P., a respected, independent banking research firm.

    -Your Company's stock price has risen 60% since the end of 1994 on record earnings and reached an all time high in 1995. Further, its current level of capital substantially exceeds federal and state legal requirements and comes within the highest regulatory category, "Well Capitalized".

    YOUR BOARD'S PLANS FOR FUTURE SUCCESS... Your Company's management has anticipated dramatic changes that will unfold in the banking industry and, accordingly, has developed an innovative and aggressive strategic business plan for growing profitability well into the 21st century. Your Company's plans include:

    -A  strategic alliance with  internationally respected Republic National
     Bank of New York to provide the customers of First Professional Bank with sophisticated investment and fiduciary products and loan participation capacity.

    -The creation of a division within First Professional Bank  specializing in customized equity-participating credit facilities for medical organizations. The pilot facility to a medical service organization in the Northwest is expected to be booked later this month.

    Professional Bancorp has made, and continues to make, significant improvements in its business through a combination of hard work and disciplined investment of your Company's capital. We believe that with present management our prospects are bright and that our aggressive strategic plan will deliver further improved operating results. AND, ABOVE ALL ELSE, YOUR BOARD IS COMMITTED TO ENHANCING THE VALUE OF YOUR INVESTMENT IN PROFESSIONAL BANCORP. SUPPORT YOUR BOARD'S EFFORTS BY SIGNING, DATING AND MAILING YOUR WHITE PROXY CARD TODAY.

    Thank you for your continued support. Rest assured that your Company is functioning exceedingly well despite the efforts necessary to address this last minute attempt to seize control of your Company. We renew our commitment to act in the best interests of your Company and you, our shareholders. Please feel free to call us if you have any questions.

                                           Sincerely,

                                           [SIG]
                                      JOEL W. KOVNER

               [SIG]                                 [SIG]                                 [SIG]
         RICHARD A. BERGER                     JAMES B. JACOBSON                       RONALD L. KATZ

               [SIG]                                 [SIG]                                 [SIG]
         ANTHONY R. KOVNER                      LYNN O. POULSON                      DAVID G. RODEFFER

                                   IMPORTANT

    YOUR VOTE IS IMPORTANT AND TIME IS CRITICALLY SHORT. SINCE THE MEETING WILL BE HELD IN JUST A FEW SHORT DAYS, PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR WHITE PROXY IN THE POSTAGE PAID ENVELOPE PROVIDED. REMEMBER, DO NOT RETURN ANY YELLOW DISSIDENT CARD, NOT EVEN AS A VOTE OF PROTEST.

    If your shares are registered in the name of a broker, only your broker can execute a proxy and vote your shares and only after receiving your specific instructions. Please call the person responsible for your account at once and direct him or her to execute a WHITE proxy on your behalf today. Then mail your proxy at once in the envelope provided. If you have any questions or need further assistance in voting, please call us at (310) 458-1521. You may also call D.F. King, which is assisting us, toll-free at:

                             D.F. KING & CO., INC.
                                  77 WATER ST.
                               NEW YORK, NY 10005
                            (212) 269-5550 (COLLECT)
                            FACSIMILE (212) 809-0692

                        CALL TOLL FREE -- 1-800-697-6975

PROXY
                           PROFESSIONAL BANCORP, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 19, 1996

    The undersigned shareholder of Professional Bancorp, Inc. (the "Company") hereby nominates, constitutes and appoints Joel W. Kovner and Lynn O. Poulson, and each of them, the attorney, agent and proxy of the undersigned, with full powers of substitution, to vote all the stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Main office of First Professional Bank, N.A., 606 Broadway, Santa Monica, CA 90401, on Wednesday, June 19, 1996 at 5:30 p.m. and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present as follows:

    1.  ELECTION OF DIRECTORS.

    To elect the seven persons named below and in the Proxy Statement dated April 29, 1996, accompanying the Notice of said Meeting, to serve until the 1997 Annual Meeting of Shareholders and until their successors are elected and have qualified:

 Richard A. Berger, James B. Jacobson, Ronald L. Katz, M.D., Anthony R. Kovner,
                                     Ph.D.
 Joel W. Kovner, Dr., P.H., MPH, Lynn O. Poulson, J.D., David G. Rodeffer, MPH

             AUTHORITY GIVEN  / /            AUTHORITY WITHHELD  / /

    IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR SOME BUT NOT ALL OF THE NOMINEES NAMED ABOVE, YOU SHOULD CHECK THE BOX MARKED "AUTHORITY GIVEN" AND YOU SHOULD ENTER THE NAME(S) OF THE NOMINEE(S) WITH RESPECT TO WHOM YOU WISH TO WITHHOLD AUTHORITY TO VOTE IN THE SPACE PROVIDED BELOW:

- --------------------------------------------------------------------------------

    2. APPROVING THE 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN. Approving the Company's 1996 Non-Employee Director Stock Option Plan covering 50,000 shares of the Company's Common Stock.
            FOR  / /            AGAINST  / /            ABSTAIN  / /
- --------------------------------------------------------------------------------

    3. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. Ratifying the appointment of the firm of KPMG Peat Marwick LLP as independent public accountants of the Company for 1996.

            FOR  / /            AGAINST  / /            ABSTAIN  / /

                    PLEASE SIGN AND DATE ON THE REVERSE SIDE

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" ON PROPOSAL 1 AND "FOR" ON PROPOSAL 2 AND PROPOSAL 3. THE PROXY CONFERS AUTHORITY AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS UNLESS A CONTRARY INSTRUCTION IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS. IN ALL OTHER MATTERS, IF ANY, PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

                                       DATED:  , 1996
                                       (Signature of Shareholder)
                                       (Signature of Shareholder)

                                       (Please date  this Proxy  and sign  your
                                       name   as  it   appears  on   the  stock
                                       certificates. Executors, administrators,
                                       trustees, etc., should  give their  full
                                       titles. All joint owners should sign.)
                                       I   do  do  not  expect  to  attend  the
                                       Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS, AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING IN PERSON AND VOTING AT THE MEETING.